U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

(Amendment No. 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Stalar 5, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1055143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or formation)	Identification Number)

317 Madison Ave., Suite 1520, New York, NY	10017
(Address of principal executive offices)	(Zip Code)
(212) 953-1544 Registrant's telephone number

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which to be so registered each class is to be registered

Common Stock, $0.00001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a small reporting company. See definition of “large accelerated filer”, “accelerated filer” and “small reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Small reporting company ☒

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FORWARD-LOOKING STATEMENTS

This Registration Statement on Form 10 contains forward-looking statements and involves risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows, and business prospects.  These statements include, among other things, statements regarding:

o	our ability to diversify our operations;

o	our ability to implement our business plan;

o	our ability to attract key personnel;

o	our ability to operate profitably;

o	our ability to efficiently and effectively finance our operations;

o	inability to achieve future sales levels or other operating results;

o	inability to raise additional financing for working capital;

o	inability to efficiently manage our operations;

o	the inability of management to effectively implement our strategies and business plans;

o	the unavailability of funds for capital expenditures and/or general working capital;

o	the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;

o	deterioration in general or regional economic conditions;

o	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate;

o	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;

as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements may appear throughout this report, including without limitation, the following sections: Item 1 “Business” and Item 1A “Risk Factors”. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Registration Statement on Form 10, and in particular, the risks discussed under the caption “Risk Factors” in Item 1A. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Throughout this Registration Statement references to “we”, “our”, “us”, “the Registrant”, “the Company”, and similar terms refer to Stalar 5, Inc. unless the context indicates otherwise.

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ITEM 1.      BUSINESS

Stalar 5, Inc. was incorporated in the State of Delaware on September 5, 2012. Since inception, which was September 5, 2012 (hereinafter “Inception”), the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

Since Inception, the Company has generated no revenues, or earnings from operations, and possesses no significant assets or financial resources, and has no cash on hand. The Independent Auditor's Report to the Company’s financial statements for the period ended September 30, 2012, included in this Form 10, indicates that there are a number of factors that raise substantial doubt about the Company’s ability to continue as a going concern. Such doubts identified in the report include the fact (i) that the Company has not established any source of revenue to cover its operating costs; (ii) that the Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; (iii) that the Company will offer noncash consideration and seek equity lines as a means of financing its operations; (iv) that if the Company is unable to obtain revenue producing contracts, or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission’s (“SEC’s”) reporting and disclosure rules (See Emerging Growth Companies Section Below) and has selected September 30 as its fiscal year end.

The Company, based on proposed business activities, is a “blank check” company. The SEC defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. Because the Company will not restrict its potential candidate target companies to any specific business, industry or geographical location, the impact of the seasonality of any given business or industry cannot be anticipated.

The analysis of new business opportunities will be undertaken by or under the supervision of Dr. Steven R. Fox, our CEO, President and Secretary, and Dr. Steven Rosenfeld, our Vice President, CFO and Treasurer, our only officers. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;
(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
(c)	Strength and diversity of management, either in place or scheduled for recruitment;
(d)	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
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(e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;
(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
(h)	Other relevant factors.

 In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

If we engage in a registration statement offering, our securities for sale as a blank check company, or with a company that would still be considered a shell company or blank check company, will require registration subject to Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”). The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, we would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require registration under the Securities Act, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

b)	Deposit of securities

  All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

c)	Release of deposited and funds securities

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

Dr. Steven R. Fox and Dr. Steven Rosenfeld, our only officers, directors and beneficial stockholders, have no intention of engaging in any public transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. Any public transactions in our Common Stock by will require compliance with the registration requirements under the Securities Act.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with Rule 419 of the Securities Act and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14A of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our stockholders, would not be available to us.

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Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior then the Registrant’s then existing stockholders would, in such circumstances and after the transaction, retain 20% or less of the total issued and outstanding shares of the surviving entity.

In addition, depending upon the transaction, the Registrant’s current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $15,000. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consists of two people, Dr. Steven R. Fox and Dr. Steven Rosenfeld, who are our sole officers and directors. Our officers and directors are engaged in outside business activities and anticipate that they will devote to our business approximately five (5) hours per week, each, until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Furthermore, the analysis of new business opportunities will be undertaken by or under the supervision of Dr. Steven R. Fox and Dr. Steven Rosenfeld, who are currently the only officers and directors of the Company, and who are not professional business analysts and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Dr. Fox and Dr. Rosenfeld, and the fact that the analysis and evaluation of a potential business combination is to be taken under their supervision may adversely impact the Company’s ability to identify and consummate a successful business combination. There is no guarantee that Dr. Fox or Dr. Rosenfeld will be able to identify a business combination target that is suitable for the Company.

Reports to security holders.

      (1) We are not required to deliver an annual report to our security holders and at this time we do not anticipate the distribution of such a report.

      (2) We will file reports with the SEC after this Form 10 becomes effective.  We will be a reporting company and we will comply with the requirements of the Exchange Act.

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      (3) The public may read and copy any materials which we file with the SEC after this Form 10 becomes effective at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C.  20549.  The public may obtain information with respect to the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site which contains reports, proxy and information statements, and other information with respect to issuers which file electronically with the SEC, which can be found at http://www.sec.gov.

Emerging Growth Company

We are an emerging growth company (“EGC”) under the JOBS Act. The JOBS Act affords companies to file an IPO and get temporary reprieve from certain SEC regulations including:

Section 14A(a) and (b) of the Securities Exchange Act of 1934 by exempting an EGC from these regulations that eases the regulatory burdens of the IPO process for an emerging growth company by requiring disclosure of two, rather than three, years of audited financial statements and selected financial data in the registration statement for the IPO, allowing the company to request a confidential, nonpublic review of its registration statement by the SEC prior to public disclosure, permitting the company to gauge interest in its offering by expanding its ability to communicate with certain institutional investors prior to and during the offering process and reducing restrictions on the publication of analyst reports about the company. An EGC is defined as a company with total annual gross revenues of less than $1 billion in its most recently completed fiscal year. An EGC will retain such status until the earlier of: (1) the fifth anniversary of the date it first sold securities pursuant to an IPO registration statement; (2) the last day of the fiscal year in which it first exceeds $1 billion in annual gross revenues; (3) the time it becomes a large accelerated filer (an SEC registered company with a public float of at least $700 million); or (4) the date on which the EGC has, within the previous three years, issued $1 billion of nonconvertible debt.

Additionally, the JOBS Act makes an IPO more attractive to an emerging growth company by creating a transition period of up to five years during which the company does not have to comply with certain ongoing disclosure and reporting obligations under the securities laws. The reduced ongoing compliance obligations during the transition period would include, exemption from the requirement under the Sarbanes-Oxley Act to have an independent auditor attest the company’s internal controls and procedures, reduced disclosure requirements regarding executive compensation, exemption from requirements to hold shareholder votes on executive compensation and golden parachutes and relief from complying with financial accounting standards that are not generally applicable to private companies.

The JOBS Act also includes a number of reforms intended to expand opportunities for companies to raise capital in private or small public offerings.

General Solicitations – The JOBS Act directs the SEC to revise its rules to permit a company to engage in general solicitations or general advertising in certain private offerings of securities as long as the company takes reasonable steps to ensure that all of the purchasers of securities in such offerings are “accredited investors” or “qualified institutional investors,” as such terms are defined under the securities laws.

Shareholder Threshold for Public Reporting – Currently, a company is required to register and file reports with the SEC if it has more than $10 million in assets and 500 or more shareholders of record. The JOBS Act increases the shareholder of record threshold from 500 to 2,000, so long as not more than 499 of the shareholders are non-accredited investors. Additionally, shareholders who received their shares pursuant to exempt transactions under an employee compensation plan would not be counted toward the new shareholder threshold.

Regulatory Relief for EGCs. The JOBS Act provides scaled disclosure provisions for EGCs, including, among other things:

·	permitting EGCs to include only two years of audited financial statements in the registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) for an IPO of common equity securities;
·	allowing EGCs to comply with the smaller reporting company version of Item 402 of Regulation S-K; and
·	removing the requirement that EGCs comply with Sarbanes-Oxley Act Section 404(b) auditor attestation of internal control over financial reporting.

Recently, the SEC issued guidance on scaled disclosures and other EGC related issues.

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Emerging Growth Company Revenue Test. An EGC is defined as a company with total annual gross revenues of less than $1 billion in its most recently completed fiscal year. The phrase “total annual gross revenues” means total revenues as presented on the income statement presentation under U.S. Generally Accepted Accounting Principles (GAAP). If the financial statements for the most recent year included in the company’s registration statement were those of its predecessor, the predecessor’s revenues would be used when determining whether the company meets the EGC definition.

EGC Effective Date. The JOBS Act provides that a company shall not qualify to be an EGC “if the first sale of common equity securities of such company pursuant to an effective registration statement” under the Securities Act occurred on or before December 8, 2011.

The phrase “date of the first sale of common equity securities” under the JOBS Act could be:

·	the date of a company’s initial primary offering of common equity securities for cash;
·	an offering of common equity pursuant to an employee benefit plan registered on a Form S-8; or
·	a selling shareholder’s secondary offering registered on a resale registration statement.

Even if its registration statement had been declared effective on or before December 8, 2011, a company may qualify as an EGC so long as the first sale of common equity securities occurs after December 8, 2011, assuming the company meets all of the other requirements of the EGC definition.

A company that qualifies as an EGC may amend its registration statement to provide the scaled disclosure available to EGCs even though the registration statement was initially filed prior to April 5, 2012.

The filing may be made in a pre-effective amendment to a pending registration statement or in a post-effective amendment.

Transitioning in and out of EGC Status. As part of the process, the EGC submits a confidential draft of its registration statement to the SEC for review. Once the review has been completed, the EGC publicly files its initial registration statement with the SEC with all prior confidential submissions included as exhibits to the registration statement. A company must qualify as an EGC at the time of submission of its confidential draft registration statement and throughout the entire review process.

If a company ceases to qualify as an EGC while undergoing the confidential review of its draft registration statement (for example, since the initial submission date, a fiscal year has been completed with revenues over $1 billion), it would need to publicly file a registration statement to continue the review process and comply with current rules and regulations applicable to companies that are not ECGs. At that time, the prior confidential draft submissions would be filed as exhibits to the registration statement.

Under SEC Rule 401(a), a company’s status at the time of the initial filing date of its registration statement will determine the requirements for the contents of that registration statement. The filing of a confidential draft submission is not a “filing” for these purposes because it is not the filing of a registration statement. Under Rule 401(a), if a company completes the confidential review process and then files its registration statement at a time when it qualifies as an EGC, the disclosure provisions for EGCs would continue to apply through effectiveness of the registration statement even if the company loses its EGC status during registration.

Conversely, if a company submits a draft registration statement for confidential review at a time when it qualifies as an EGC, but files its initial registration statement at a time when it does not qualify as an EGC, then the initial registration statement would need to comply with the requirements applicable to registration statements filed by companies that are not EGCs.

Test-the-Waters Communications. New Section 5(d) under the Securities Act allows “test-the-waters” communications, which may be made before the public filing of the registration statement with qualified institutional buyers (large institutional investors with more than $100 million in investments - QIBs) and institutional accredited investors. A company would need to determine whether it qualifies as an EGC at the time it engages in such communications. If an EGC made test-the-waters communications in reliance on Section 5(d) before the public filing of a registration statement, but it is no longer an EGC at the time it publicly files a registration statement, the earlier communications would not be deemed to violate this rule. Further test-the-waters communications in reliance on Section 5(d), however, would not be permitted if the company no longer qualifies as an EGC.

Disclosing EGC Status. When filing a draft registration statement, an EGC should disclose that it is an EGC on the cover page of its prospectus. This disclosure would be included in the confidential submission as well as the publicly filed registration statement.

An EGC should discuss its status in its prospectus and the risks associated with being an EGC. For example, an EGC should consider disclosing that it is exempt from the Sarbanes-Oxley auditor attestation rule and discuss the risks this may pose to the EGC.

Scaled Disclosure — Audited Financials and Selected Financial Data. As indicated above (Regulatory Relief for EGCs), an EGC is subject to scaled disclosure provisions. Under the JOBS Act, an EGC may elect to take advantage of some or all of these provisions and, if it chooses, to comply with the regular disclosure provisions (see, however, Scaled Disclosures—Election to Comply With New or Revised Accounting Standards below).

Section 7(a)(2)(A) of the Securities Act provides that an EGC need not present more than two years of audited financial statements in a registration statement for an IPO of its common equity securities. This section also provides that, “in any other registration statement to be filed with the Commission, an [EGC] need not present selected financial data in accordance with section 229.301 of title 17 for any period prior to the earliest audited period presented in connection with its initial public offering.” Although Section 7(a)(2)(A) refers to “any other” registration statement, if an EGC presents two years of audited financial statements in its IPO registration statement, the number of years of selected financial data under Item 301 of Regulation S-K is limited to two years as well.

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Technically, the JOBS Act provision permitting the filing of only two years of audited financial statements is limited to the registration statement for the EGC’s IPO public offering registration statement. However, the SEC has determined that an EGC does not need to present audited financial statements in other registration statements for any period prior to the earliest audited period presented in connection with its IPO of common equity securities.

Scaled Disclosures—Election to Comply With New or Revised Accounting Standards. An EGC may choose not to take advantage of the extended transition period provided for complying with new or revised accounting standards. This provision allows EGCs to elect whether to comply, deferring compliance until it is no longer an EGC or deferring compliance until the standards are applicable to private companies.

An EGC “must make such choice at the time the company is first required to file a registration statement, periodic report, or other report with the Commission” and notify the SEC of its decision at the time of such filing. EGCs that currently are in registration or are subject to Exchange Act reporting should make and disclose their choice in their next amendment to the registration statement or in their next periodic report, respectively.

The decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

An EGC choosing to take advantage of the extended transition period for complying with new or revised accounting standards should look to SAB Topic 11M for disclosure guidance. For each recently issued accounting standard that will apply to its financial statements, an EGC that is taking advantage of the extended transition periods should disclose the date on which adoption is required for non-EGCs and the date on which the EGC will adopt the recently issued accounting standard, assuming it remains an EGC as of such date.

If an EGC decides not to take advantage of the extended transition period, it should:

·   if using the confidential submission process, notify the SEC staff of its choice in the initial confidential submission;

·   if currently in registration, disclose its choice in its next amendment to the registration statement; and

·   if already subject to Exchange Act reporting, disclose its choice in its next periodic report.

Switching to Scaled Disclosure. An issuer that qualifies as an EGC and that has a registration statement that was initially filed before April 5, 2012 may switch to the scaled disclosure provisions available to EGCs in a pre-effective amendment to a pending registration statement or in a post-effective amendment. However, the SEC may seek other disclosures in response to the changed disclosure and EGCs should consider adding disclosure regarding the omitted information (for example, if the third year of audited financial statements removed represents poor financial results).

Conflicts with SEC Rules. Certain provisions of the JOBS Act conflict with SEC form requirements, Regulation S-X and Regulation S-K.

An EGC may comply with the JOBS Act disclosure provisions in its registration statements, periodic reports and proxy statements, even if doing so would be inconsistent with existing rules and regulations. The disclosure provisions in the JOBS Act supersede, in relevant part, existing rules and regulations.

For example, Section 102(c) of the JOBS Act, which was not enacted as part of the Exchange Act, provides that an EGC may comply with Item 402 of Regulation S-K by providing only the information required of a smaller reporting company, even if it does not qualify as a smaller reporting company. In addition, Section 103 of the JOBS Act, which also was not enacted as part of the Exchange Act, provides that an EGC is not required to comply with the requirements of Sarbanes-Oxley Section 404(b).

An EGC’s CEO and CFO are required to certify in their Sarbanes-Oxley Act Section 906 certifications that the company’s periodic report fully complies with the requirements of Sections 13(a) or 15(d) of the Exchange Act.

Financial Statements of Other Entities. In addition to presenting its own financial statements, an EGC may be required to present up to three years of financial statements of other entities in its registration statement, based on the significance of those entities (e.g., financial statements of acquired businesses).

If the significance test results in a requirement to present three years of financial statements for these other entities, an EGC need only present two years of financial statements for these other entities in its registration statement.

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Sale of Nonconvertible Debt .. The JOBS Act provides that a company will lose its EGC status on the “date on which such company has during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt,” provided that none of the other EGC disqualifying conditions have been triggered.

The three-year period covers any rolling three-year period. It is not limited to completed calendar or fiscal year. As of any date on which a company has issued more than $1 billion in nonconvertible debt over the three years prior to such date, the company will lose its status as an EGC, provided that none of the other disqualifying conditions have been triggered.

“Nonconvertible debt” means any nonconvertible security that constitutes indebtedness, whether issued in a registered offering or not.

Foreign Private Issuers .. If a foreign private issuer comes within the definition of an EGC, it may use the confidential submission procedure to the same extent as a domestic EGC. Qualifying foreign private issuers must submit the draft registration statement in the same manner and to the same address as domestic EGCs.

If the foreign private company chooses to take advantage of any benefit available to EGCs, then it will be treated as an EGC and required to publicly file its confidential submissions at least 21 days before the road show. If the foreign private company chooses not to take advantage of any emerging growth company benefit, then it may follow the SEC’s Policy on Non-Public Submissions from Foreign Private Companies.

The SEC will not object if a foreign private company that qualifies as an EGC complies with the scaled disclosure provisions available to EGCs to the extent relevant to the form requirements for foreign private companies.

An EGC is defined as a company with total annual gross revenues of less than $1 billion in its most recently completed fiscal year as reported under U.S. GAAP (or International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), if used as the basis of reporting by a foreign private company). If a foreign private company’s financial statements are presented in a currency other than U.S. dollars, total annual gross revenues should be calculated in U.S. dollars using the exchange rate as of the last day of the most recently completed fiscal year.

Foreign Private Issuers—Canadian Companies. A Canadian company filing under the Multi-Jurisdictional Disclosure System (MJDS) may qualify as an EGC.

However, the disclosure requirements for a Canadian EGC would continue to be established under its home country standards in accordance with the MJDS, other provisions of Title I, such as the test-the-waters provision in Section 5(d) of the Securities Act and the deferral of compliance with Section 404(b) of the Sarbanes-Oxley Act, would be available to an MJDS filer that qualifies as an EGC.

ITEM 1A.      RISK FACTORS

Our business and ownership of shares of our common stock are subject to numerous risks, including the following:

An investment in the Company involves a high degree of risk.  Any statements with respect to future events contained in this Form 10 are based upon circumstances and events which have not yet occurred, and upon assumptions which may not materialize.  The actual results which are achieved by us may vary materially from those discussed in this Form 10.

In addition, this Form 10 contains forward-looking statements which involve risks and uncertainties.  Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this Form 10, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this Form 10.  Any such statements are representative only as of the date of this Form 10.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this Form 10 or to reflect the occurrence of unanticipated events, except for such updates to this Form 10 as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

Accordingly, you should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this Form 10.

10

We are a development stage Company:

The Company has no operating history or revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

The Company has had no operating history nor any revenues or earnings from operations.  The Company has no significant assets or financial resources. As of September 30, 2012 the Company has not generated revenues and has no income or cash flows from operations since inception. The Registrant has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Registrant.  The Company’s two founding stockholders, Dr. Fox and Dr. Rosenfeld, will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by them. The Company may never be profitable.

Because we are considered a “blank check company”, and a shell company, we are subject to Rule 419 of the Securities Act and other rules and restrictions that will limit our ability to raise funds.

The Company, based on proposed business activities, is a “blank check” company. The SEC defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with Rule 419 of the Securities Act and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14A of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our stockholders, would not be available to us. Because of these restrictions, Dr. Steven R. Fox and Dr. Steven Rosenfeld, our only officers, directors and beneficial stockholders, have no intention of engaging in any public transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer.

Opt-in right for emerging growth company:

 We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are an “emerging growth company” under the JOBS Act of 2012, and our reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Investors could find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

11

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Our two officers and directors are not professional business analysts and in all likelihood will not be experienced in matters relating to the target business opportunity.

The analysis of new business opportunities will be undertaken by or under the supervision of Dr. Steven R. Fox and Dr. Steven Rosenfeld, our only officers and directors, who are not professional business analysts and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Dr. Fox and Dr. Rosenfeld, and the fact that the analysis and evaluation of a potential business combination is to be taken under their supervision may adversely impact our ability to identify and consummate a successful business combination. There is no guarantee that either Dr. Fox or Dr. Rosenfeld will be able to identify a business combination target that is suitable for us.

Current economic conditions may preclude us from entering into a merger or acquisition and obtaining funding.
Current economic and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. Current economic conditions may persist or deteriorate and we not know how this will affect our business objectives.

We have no operating history, no revenue and lack profitable operations. We will, in all likelihood, sustain expenses and costs related to accounting, the filing of Exchange Act reports and consummating a business combination without corresponding revenues, at least until the consummation of a business combination. This lack of operations and revenues may result in us incurring a net loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. Because of our lack of profits and possible increasing net losses and lacking operations, target business opportunities may decide to forgo a business combination with us.

Our financial position, having no significant assets, financial resources and no revenues, raises substantial doubt about our ability to continue as a going concern. The lack of a market for our common equity securities precludes us from raising capital, in the equity markets, until shares of our common stock are registered pursuant to, or exempt from registration under the Securities Act; and, any other applicable federal or state securities laws or regulations may also preclude us from successfully raising capital and improving our financial position. Target firms that might consider a merger or acquisition with us, to gain the advantages and perceived benefits of becoming a public corporation, may decide to forgo such a business combination with us because of our lack of operations and access to affordable capital. Our financial position and current economic volatility may prevent us from identifying and pursuing a business combination with a target company seeking these benefits and funding sources.

Our business is difficult to evaluate because we have no operating business and our stockholders will not know what business we will enter into until we effectuate a transaction.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We may be unsuccessful in identifying a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management and as a non-trading company we are a competitive disadvantage to some of our competitors and may reduce the likelihood of us consummating a deal.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of us identifying and consummating a successful business combination.

12

We are a development emerging growth stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated on September 5, 2012 and are considered to be in the development emerging growth stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, may not be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control and as a result, there is a consequent and considerable risk of loss of your investment.

We have no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. We may never successfully identify and evaluate suitable business opportunities or conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. Even if we identify a prospective business opportunity, we may not be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. Therefore, even if we do successfully conclude a business combination, it may not be a transaction that will benefit our stockholders.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting approximately five (5) hours per week to our affairs. Our two officers and directors, Dr. Steven R. Fox and Dr. Steven Rosenfeld, believe that communicating with professionals in the industry approximately five (5) hours per week will be sufficient to locate a suitable acquisition candidate. Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

Conflicts of interest between the Company and its officers and directors may impede the operational ability of the Company.

Our two officers and directors, Dr. Steven R. Fox and Dr. Steven Rosenfeld, are engaged in outside business activities, which may result in a conflict of interest in allocating their time between our operations and their other business activities. We do not intend to have any full time employees prior to the consummation of a business combination. If officers and directors’ other business affairs requires them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. These conflicts may not be resolved in our favor. Moreover, Dr. Fox is also an officer and director, and majority stockholder of Stalar 1, Inc. and Stalar 2, Inc., which are other blank check companies with similar structure and business purpose as ours. As a result, Dr. Fox will probably only be able to devote time to an acquisition for one of these companies at any one time. See "Conflicts of Interest."

Both Dr. Fox and Dr. Rosenfeld participate in other business ventures which may compete directly with the Company.  Additional conflicts of interest and non-arm’s length transactions may also arise in the future.  The terms of a business combination may include such terms as either Dr. Fox and/or Dr. Rosenfeld providing services to the Company after a business combination.  Such services may include the preparation and filing of a registration statement or financial consulting services to allow the public trading of the Company's securities and the introduction to brokers and market makers. Such benefits may influence their choice of a target company.

 The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude an acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs, estimated to be approximately $15,000, that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited financial statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

13

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Please note that holders of our common stock may not rely on Rule 144 of the Securities Act and must register any re-sales of your common stock under the Securities Act.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the fact that we will need to file a resale registration statement to create liquidity in our common stock.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, subsequent events may occur that would preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

We have never paid dividends on our common stock and if we do not pay dividends in the future then our stockholders can only benefit from their shares by selling such stock either in the public market place or in a private transaction.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we are not sure that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

14

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations since our inception on September 5, 2012. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 75,000,000 shares of common stock and a maximum of 25,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our principal stockholders may engage in a transaction to cause us to repurchase their shares of common stock.

In order to provide an interest in us to a third party, our two founding stockholders may choose to cause us to sell our securities to one or more third parties, with the proceeds of such sale(s) being utilized by us to repurchase shares of common stock held by them. As a result of such transaction(s), our management, principal stockholders and Board of Directors may change.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no way to measure or verify that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is a high likelihood that we will not be able to acquire a business opportunity on terms favorable to all of our stockholders. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Our shares may be subject to the “penny stock” rules, following such a reverse merger transaction which might subject you to restrictions on marketability and may not be able to sell your shares

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. Brokerage firms may not want to conduct any secondary offerings on behalf of our post-merger company in the future. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

15

Even following a business combination with an operating business, our common stock may never be listed on NASDAQ or any other securities exchange and therefore it is possible that our stockholders will not be able to liquidate their investment in our stock and we may not have access to capital available to companies trading on these exchanges.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, it is not known whether or not following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.

In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our authorization of blank check preferred stock could be used to discourage a take-over transaction involving an actual or potential change in control of us or our management.

Our Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of preferred stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Due to the control by management of the 100% of issued and outstanding common stock our non-management stockholders will have no power to choose management or impact operations.

Management currently controls and votes 100% of our issued and outstanding common stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the Board of Directors;
•	Removal of directors;
•	Amendment to the our certificate of incorporation or bylaws; and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock.

We may incur additional costs of being a public company due to the difficulties of establishing and maintaining acceptable internal controls over financial reporting with no full time or part-time employees, the expenses of being a reporting company pursuant to the Exchange Act of 1934 and the liability provisions of the Exchange Act of 1934.
The Company is a development emerging growth stage company, with no operations and no revenues from operations. We may never realize any revenues unless and until we successfully merge with or acquire an operating business.

Because the Company has no operations and no revenues from operations, the Company has not established sufficient internal controls over financial reporting; therefore these costs are estimated to be zero as we do not currently plan to implement a robust control initiative given our lack of positive cash flow from operations and inherent lack of segregation of duties.

The expenses of periodic reporting requirements, such as audits and reviews, are estimated at $20,000.00 annually. Because of the nature of the Company and its absence of any on-going operations, these expenses are anticipated to be relatively low. If necessary, the Company will consider various options for paying these expenses, including payment from funds in our treasury, if any, but no certain funding for these expenses has been obtained. Among possible funding options the Company may consider, if necessary, are loans or investments in the Company by Dr. Fox and Dr. Rosenfeld (our current stockholders, officers and directors), or other investors. If necessary, the Company will consider these and other yet to be identified various options for raising funds and paying these expenses.

16

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

ITEM 2.      FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. We are an “emerging growth company” (“EGC”) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission’s (SEC’s) reporting and disclosure rules (See “Emerging Growth Companies” section above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our principal business objective for the next twelve (12) months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities.  We do not currently have any cash flow.   The costs of investigating and analyzing business combinations for the next twelve (12) months and beyond such time will be paid with money in our treasury or will be loaned to or invested in us by our stockholders, management or other investors. There can be no assurance that we will be able to obtain any additional money for our treasury should it become necessary.   We have raised capital which we believe will be sufficient until we consummate a merger or other business combination.  If not, we will either cease operations or will need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital, and there can be no assurance that we shall be able to receive additional financing.

During the next twelve (12) months we anticipate incurring costs related to:

(i) filing of Exchange Act reports, and

(ii) costs relating to consummating a merger or acquisition.

We may consider  a  business  which  has  recently commenced operations,  is a developing company in need of additional  funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be  experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional  capital,  but  which  desires to establish a public trading market for its shares, while avoiding,  among other things, the time delays,  significant  expense, and loss of voting control which may occur in a public offering.

17

None of our  officers  or  directors  has had any  preliminary  contact or discussions  with any  representative  of any other entity  regarding a business combination  with us.  Any target business which is selected by us may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of revenues or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks  inherent in a particular  target  business, there  can be no  assurance  that we  will  properly  ascertain  or  assess  all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We intend to seek to carry out our business plan as discussed herein.  In order to do so, we need to pay ongoing expenses, including particularly accounting fees incurred in conjunction with preparation and filing of this Form 10, and in conjunction with future compliance with its on-going reporting obligations.  Although we have raised capital pursuant to a private offering to pay these anticipated expenses, we may not have sufficient funds to pay all or a portion of such expenses.  If we fail to pay such expenses, we have not identified any alternative sources.  We have raised capital which we believe will be sufficient until we consummate a merger or other business combination.  If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing.

We do not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties.  We have adopted a policy that we will not seek an acquisition or merger with any entity in which any of our officers, directors, and controlling stockholders or any affiliate or associate serves as an officer or director or holds any ownership interest.

We anticipate that the selection of a business combination will be complex and extremely risky.  Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions,  joint ventures  and the like  through  the  issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company is in a highly competitive market for a limited number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including public companies and private equity firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination. Management intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, and accounting firms. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. There are no assurances that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Despite the Company’s competitive disadvantages in terms of size, the management of the Company has over 50 years of combined business experience. Management has an extensive network of registered broker-dealers, investment bankers, private equity firms, attorneys, accountants and bankers in New York and throughout the world that may facilitate identifying candidates for a successful business combination. Dr. Fox has traveled extensively in China and has established an extensive network of contacts that may also be a source for candidates for a business combination.

We do not currently intend to retain any entity to act as a finder to identify and analyze the merits of potential target businesses.  However, we presently contemplate that our officers, directors and controlling stockholders, may introduce potential business combinations to us.  No finder’s fees will be paid to such persons.

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After this Form 10 is declared effective by the SEC, our officers and directors intend to contact a number of registered broker-dealers to advise them of our existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with us.  Business opportunities may also come to our attention from various sources, including professional advisers such as attorneys and accountants, private equity firms and other, members of the financial community, and others who may present unsolicited proposals.  If such person is not a registered broker-dealer, we will not pay any fees unless legally permitted to do so.  All securities transactions effected in connection with our business plan as described in this Form 10 will be conducted through or effected by a registered broker-dealer.

As to date there have been no discussions, agreements or understandings with any broker-dealers or finders regarding our search for business opportunities. Our management is not affiliated with any broker-dealers, and has not in the past retained a broker-dealer to search for business opportunities.

In the event of a successful acquisition or merger, we may pay a finder’s fee, in the form of cash or common stock in the merged entity retained by us, to individuals or entities legally authorized to do so, if such payments are permitted under applicable federal and state securities law.  The amount of any finder’s fee will be subject to negotiation, and cannot be accurately estimated at this time, but is expected to be comparable to consideration normally paid in like transactions.  Management believes that such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved.  Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction.  Any cash finder’s fee earned will need to be paid by the prospective merger or acquisition candidate, because we do not have sufficient cash assets with which to pay any such obligation.  If we are required pursuant to applicable federal or state securities laws, any finder retained by us will be a registered broker-dealer, who shall be compensated solely in accordance with the FINRA regulations.  No fees of any kind will be paid by us to our promoters and management or to our associates or affiliates.

We may merge with a company which has retained one or more consultants or outside advisors.  In such situation, we expect that the business opportunity will compensate the consultant or outside advisor.  As of the date of this filing, there have been no discussions, agreements or understandings with any third parties or with any representatives of the owners of any business or company regarding the possibility of a merger or acquisition between us and such other company.  Consequently, we are unable to predict how the amount of such compensation will be calculated at this time.  It is anticipated that any finder which the target company retains would likely be a registered broker-dealer.

We will not restrict our search to any specific kind of firm, but may acquire a venture which is in its preliminary or development stage, one which is already in operation, or in a more mature stage of its corporate existence. The acquired business may desire to have its shares publicly traded, or may seek other perceived advantages which we may be able to offer by virtue of being a public shell with no liabilities, which shall be up to date in its reporting requirements, which management anticipates shall be eligible for trading on the OTC Bulletin Board subsequent to such Business Combination Transaction, and which shall be in good standing in the United States and the State of Delaware.  There are no existing loan arrangements or arrangements for any financing whatsoever relating to any business opportunities.

PLAN OF OPERATIONS

Results of Operations

We have had no operating history nor any revenues or earnings from operations. We also have no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. The Company has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

We currently have no material commitments for capital expenditures.  Our future growth is dependent upon our ability to identify suitable candidates for acquisitions.  While we believe that our currently available working capital, after receiving the aggregate proceeds of the sale of common stock, should be adequate to sustain our operations at our current levels through at least the next twelve (12) months, there can be no assurance that current capital will be sufficient to meet our needs until the consummation of a merger or business combination. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination.  If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing.

We believe that our currently available working capital should be adequate to sustain our operations at our current levels through at least the next twelve (12) months.

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LIQUIDITY AND CAPITAL RESOURCES

We do not have any revenues from operations and, absent a merger or other combination with an operating company, or a public or private sale of our equity or debt securities, the occurrence of either of which cannot be assured, we will be dependent upon future loans or equity investments from our present stockholders or management, for which there is no existing commitment.  Although we have no present commitment from any such parties to provide funding, if our company reaches the point where it would need funds to remain in operation, we will attempt to raise funds from our present stockholders or management in the form of equity or debt.

If, in such situation, we are unable to raise funds from those parties, it is likely that our business would cease operations.  If we later determine that our capital reserves are insufficient, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital. In such situation, there can be no assurance that we shall be able to receive additional financing, and if we are unable to receive sufficient additional financing upon acceptable terms, it is likely that our business would cease operations.

Commitments

We do not have any commitments which are required to be disclosed in tabular form as of October 31, 2012.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements which have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

SEASONALITY

Given the nature of our business, we do not anticipate any material variations in revenues and operating costs due to seasonality.

ITEM 3.      PROPERTIES

We neither rent nor own any properties at this time.  We presently have no agreements to acquire any properties and have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interest in, persons primarily engaged in real estate activities. We currently maintain an address at the offices of Dr. Steven R. Fox, located 317 Madison Ave., Suite 1520, New York, NY, 10017. We pay no rent or other fees for the use of our office space. We do not presently believe that we will need to maintain any additional office space in order to carry out our plan of operations described herein.

ITEM 4.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, we have 10,000,000 shares of common stock, par value $0.00001 per share, issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each stockholder known to be the beneficial owner of more than 5% of our common stock; (ii) by each director and executive officer; and (iii) by all executive officers and directors as a group.  Each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned.   Also included are the shares held by all executive officers and directors as a group.

		AMOUNT OF
	NAME AND ADDRESS OF	BENEFICIAL	PERCENT
TITLE OF CLASS	BENEFICIAL OWNER	OWNERSHIP	OF CLASS
Common Stock	Dr. Steven R. Fox (1)	5,000,000	50.00%
	317 Madison Avenue, Ste 1520
	New York, NY 10017
Common Stock	Park Avenue Discoveries, LLC (2)	5,000,000	50.00%
	1321 Lenox Hill
	New York, NY 10021
Common Stock	All Executive Officers and Directors as a Group	10,000,000	100.00%
	(Includes shares of Dr. Steven R. Fox
	& Park Avenue Discoveries, LLC

(1)	Dr. Fox serves as President, CEO, Secretary, and is a director of the Company.
(2)	Park Avenue Discoveries, LLC is 100% owned by Dr. Steven Rosenfeld, who serves as Vice President, CFO, Treasurer, and is a director of the Company.

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We currently have no non-voting securities or other securities outstanding, and there are no contracts or other arrangements which could result in a change of control.

ITEM 5.      DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors acts as the Audit Committee, and the Board of Directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire. Dr. Steven Fox and Dr. Steven Rosenfeld, both identified herein as the sole officers and sole members of the board of directors of Stalar 5, are the only people acting as promoters of the Company. There are no other persons involved with Stalar 5 who would meet the criteria of a promoter.

Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Dr. Steven R. Fox	58	President, CEO, Secretary and Director
Dr. Steven Rosenfeld	59	Vice President, CFO, Treasurer and Director

Dr. Steven R. Fox
For the past thirty-four years, Dr. Fox has owned and operated a practicing successful dental practice in New York City, supervising three employees and two doctors. Dr. Fox is a fellow in the American College of Dentistry and a fellow in the International College of Dentistry. He is a former faculty member of the Harvard School of Dental Medicine and a former officer of Harvard. In 1999 Dr. Fox was the Ernst and Young Entrepreneur of the Year. Dr. Fox is the Chairman of the Rebel Group, Inc., a privately-held company, that is involved in importing and exporting. In 1999, Dr. Fox received the Medal of Freedom from the Republican Members of the United States Senate.

Since Stalar 5’s inception, Dr. Fox has been serving as the Company's President, CEO, Secretary and a member of the Board of Directors. Dr. Fox’s transactional experiences include private company capital raises, and his business experience spans nearly four decades. Additionally, Dr. Fox has also previously founded and consummated successful business combinations for Stalar 3, Inc. and Stalar 4, Inc. In light of his extensive business management, shell company management, and fund raising experience, we believe that Dr. Fox is an ideal candidate to serve on the Company’s Board of Directors. The term of Dr. Fox’s office as both an officer and director expires at our annual meeting of stockholders or until his successors are duly elected and qualified.

Dr. Fox is also the CEO/President, CFO, Secretary, member of the Board of Directors, and controlling stockholder of both Stalar 1, Inc., a Delaware corporation, and Stalar 2, Inc., a Delaware corporation.

Dr. Steven Rosenfeld

For the past fifteen years, Dr. Rosenfeld has been self-employed as an investor in public companies and private start-up companies. Dr. Rosenfeld has been involved in numerous private equity and start-ups companies from industries that range from databases, storage, natural resources, pharmaceutical and bio technology. Dr. Rosenfeld’s investment experience has cultivated an extensive network of angel investors, investment firm professionals, and business and financial experts. For the past five years, Dr. Rosenfeld has been the Chairman of the Board of Directors, and President of Park Avenue Discoveries, LLC, a private equity and venture capital firm.

In light of his extensive investment experience, and experience working with companies within a broad range of industries, and because of his broad network of professional and angel investor contacts, we believe that Dr. Rosenfeld is an ideal candidate to serve on the Company’s Board of Directors. The term of Dr. Rosenfeld’s office as both an officer and director expires at our annual meeting of stockholders or until his successors are duly elected and qualified.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

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Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings.

Our management has not been involved in any legal proceedings as described in Item 401 of Regulation S-K

Prior and Current Blank Check Company Experience

Dr. Fox, our President, CEO, Secretary and a member of the Board of Directors, is involved with other existing blank check companies, and may create additional similar companies. The initial business purpose of each of these companies was or is to engage in a business combination with an unidentified company or companies and each were or will be classified as a blank check company until completion of a business combination.

The information below summarizes all the blank check companies with which Dr. Fox is or has been involved in the past five years which filed a registration statement on Form 10. In all instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction.

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Business Combinations	Additional Information
Stalar 1, Inc.	12/12/2007	Effective and current in its Exchange Act filing obligations	000-52971	None	Dr. Steven R. Fox and his spouse are the only officers and directors, and Dr. Fox is the majority stockholder.
Stalar 2, Inc.	12/12/2007	Effective and current in its Exchange Act filing obligations	000-52972	Reverse Merger Agreement	Dr. Steven R. Fox and his spouse are the only officers and directors, and Dr. Fox is the majority stockholder.
Stalar 3, Inc.	12/12/2007	Unknown	000-52973	Stock Purchase Agreement	Dr. Steven R. Fox resigned as the sole officer and director in December 2009, in connection with the sale of 100% of the outstanding stock for $62,500.
Stalar 4, Inc.	12/12/2007	Unknown	000-52974	Stock Purchase Agreement	Dr. Steven R. Fox resigned as the sole officer and director in December 2009, in connection with the sale of 100% of the outstanding stock for $62,500.

Involvement with certain material legal proceedings during the past ten (10) years

(1)      No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our directors, officers, significant employees or consultants or any partnership in which any of such persons was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of such persons was an executive officer at or within two years before the time of such filing.

(2)      No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations or is a named subject of any pending criminal proceeding.

(3)      No director, officer, significant employee or consultant has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

(4)      No director, officer, significant employee or consultant has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity.

(5)      No director, officer, significant employee or consultant has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

(6)      No director, officer, significant employee or consultant has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(7)      No director, officer, significant employee or consultant has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)      No director, officer, significant employee or consultant has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 6.      EXECUTIVE COMPENSATION

Since Inception our officers and directors do not receive any compensation for their services rendered on our behalf, have not received such compensation in the past, and is not accruing any compensation pursuant to any agreement.  No remuneration of any nature has been paid for or on account of services rendered by a director in any such capacity.  Officers will not receive any remuneration until the consummation of a business combination or an acquisition.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, we have adopted a policy pursuant to which the offer of any post-transaction employment to a member of management will not be considered in our decision to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of directors, officers, or other employees have been adopted by us for the benefit of our employees.

Our officers and directors will not receive any finder's fee, either directly or indirectly, as a result of their efforts to implement our business plan as outlined herein.

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There are no understandings or agreements with respect to the compensation our management will receive after a business combination which is required to be included herein, or otherwise.

In accordance with the requirements of Item 402(b) of Regulation S-K of the Securities Act, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation($)	Total($)
Dr. Steven R. Fox, President	From Inception to October 31, 2012	$0	$0	$0	$0	$0	$0	$0
Dr. Steven Rosenfeld, Vice President	From Inception to October 31, 2012	$0	$0	$0	$0	$0	$0	$0

ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On September 5, 2012, 5,000,000 shares of common stock were issued to Dr. Steven R. Fox, our President, CEO, Secretary and a director. Additionally, on September 5, 2012, 5,000,000 shares of common stock were issued to Park Avenue Discoveries, LLC, a New York limited liability company that is wholly owned by Dr. Steven Rosenfeld, our Vice President, CFO, Treasurer and a director. See Item 10, "Recent Sales of Unregistered Securities."   All of the presently outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 pursuant to the Securities Act.  There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  In order to resell the securities subject to Rule 144, our company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the preceding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

We currently utilize office space provided by Dr. Steven R. Fox, for which we pay no rent. See "Item 3. Properties."

Our proposed business raises potential conflicts of interest between us and Dr. Fox and Dr. Rosenfeld, all officers and directors.  Dr. Fox is engaged full-time as a dentist, in addition to other business interests to that he currently devotes attention, and is expected to continue to do so.  Dr. Rosenfeld is engaged full-time as the President of Park Avenue Discoveries, LLC, in addition to other business interests to which he currently devotes attention, and is expected to continue to do so.  Furthermore, it is contemplated that entities owned by Dr. Fox and/or Dr. Rosenfeld will enter into business transactions with other entities of similar purpose.  As a result, conflicts of interest may arise which may be resolved only through the exercise of judgment in a manner which is consistent with their fiduciary duties to us.  Dr. Fox and Dr. Rosenfeld intend to devote such time to the Company as they deem reasonably necessary to effectively manage our business and affairs and to attempt to identify transaction opportunities.  Dr. Fox and Dr. Rosenfeld intend to devote very limited time to the business of the Company until such time as a potentially suitable transaction opportunity is identified.  After a potentially suitable transaction opportunity has been identified, Dr. Fox and Dr. Rosenfeld expect to devote such time to due diligence with respect to that transaction opportunity as they determine is reasonably necessary, and if they believe such transaction to be in our best interests, then they would expect to devote a substantial amount of time to consummating such transaction.   Dr. Fox and Dr. Rosenfeld shall devote as much time to our activities as is required pursuant to their responsibilities to the Company, in their sole and absolute discretion.

Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our current and future officers or directors are involved in the management of any company with which we transact business.  We have adopted a policy that we will not enter into a business combination, or acquire any assets of any kind for its securities, in which our management or any of our affiliates or associates have any interest, direct or indirect.  Furthermore, management or their affiliates may not be offered a prospective business opportunity prior to such business opportunity being offered to the Company.  This preference has been decided by management, however, it may be changed in their sole and absolute discretion.

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No other binding guidelines or procedures for resolving potential conflicts of interest have been adopted by us.  Accordingly, our officers will be required to use their discretion in order to resolve conflicts in such a manner as he considers appropriate.  Failure by management to resolve conflicts of interest in our favor could result in liability of management to us.

Other than described above, there have been no transactions which are required to be disclosed pursuant to Item 404 of Regulation S-K.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.  Prior to such time as we consummate a merger or other business combination, our financial management and record keeping involve only simple transactions, and accordingly reliance upon a financial expert is unnecessary.  Following the consummation of a merger or other business combination, for which there can be no assurance, we may search for a qualified independent expert who would be willing to serve on our Board of Directors and who would be willing to act as an audit committee financial expert.  Before retaining any such expert, our Board of Directors would make a determination as to whether such person is both qualified and independent.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Financial Conduct, Business Conduct and Ethics (the “Code”) which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. A copy of our Code is being filed as an exhibit to this Form 10.

Stockholder Communications

Security holders can send communications to the board and, if applicable, to specified individual directors by sending such communications to our mailing address.

ITEM 8.      LEGAL PROCEEDINGS

There are not presently any material pending legal proceedings to which we are a party or as to which any of our property is subject, and no such proceedings are known to be threatened or contemplated against us.

ITEM 9.      MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not presently trading on any stock exchange.  We are not aware of any market activity in our stock since inception through the date of this filing.  While we intend to arrange to have our common stock traded on the public market with the availability of our shares to be sold on the public market, we have not yet applied to have our stock listed on an exchange or quoted on a quotation service.  We intend to apply for quotation of our common stock on the OTC Bulletin Board subsequent to (A) our consummation of a Business Combination Transaction, (B) filing of a Registration Statement with the SEC with current information with respect to the combined company and (C) the SEC declaring such Registration Statement effective.  There can be no assurance that a trading market will ever develop, or if developed, that it will be sustained.

Because it is not contemplated that any of the current stockholders intend to sell their shares until we enter into a Business Combination Transaction, and a Registration Statement including their shares is effective with the SEC and any sales will have to be through a broker dealer, we will not know in which states prospective purchasers will be located.  It will be the brokers’ responsibility to confirm that sales can legally be made in the applicable states.

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As of the date of this registration statement, there are two holders of an aggregate of 10,000,000 shares of the Common Stock issued and outstanding.

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10.      RECENT SALES OF UNREGISTERED SECURITIES

On September 5, 2012, 5,000,000 shares of common stock were issued to Dr. Steven R. Fox, our President, CEO, Secretary and a director, and 5,000,000 shares of common stock were issued to Park Avenue Discoveries, LLC, a New York limited liability company that is wholly owned by Dr. Steven Rosenfeld, our Vice President, CFO, Treasurer and a director, pursuant to subscription agreement.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. Such security holders cannot rely upon Rule 144 for resale transactions. There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  In order to resell the securities subject to Rule 144, our company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the preceding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

Our stockholders represented to us in writing that they acquired the securities for their own accounts.  A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemption provided by Section 4(1) of the Securities Act or Rule 144 of the Securities Act.

No securities have been issued for services.  We have not, nor has any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising.  No services were performed by any purchaser as consideration for the shares issued.

We have never utilized an underwriter for an offering of our securities, and there were no underwriting discounts or commissions involved. Other than as described above, we have not issued or sold any other securities.

ITEM 11.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following is a description of certain matters relating to our securities but is only a summary.  Accordingly, we recommend also reviewing the provisions of our Certificate of Incorporation and Bylaws, copies of which are being filed as exhibits to this Form 10.

Our authorized capital stock consists of 100,000,000 shares, of which 75,000,000 shares are Common Stock, par value of $.00001 per share, and 25,000,000 shares are Preferred Stock, par value of $.00001 per share, of which none have been designated or issued.  As of October 31, 2012, 10,000,000 shares of Common Stock are issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote for each share on all matters to be voted upon by the stockholders.  The holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  The stockholders do not have cumulative or preemptive rights.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders.  Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.  At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of Preferred Stock.

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Under certain circumstances, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights which would enable the holder to block such a transaction, or facilitate a business combination by including voting rights which would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock.  Although the Board of Directors is required to make any determination to issue such stock based upon its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner which would discourage an acquisition attempt or other transaction which some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by applicable law or stock exchange rules.  We presently have no plans to issue any Preferred Stock.

Options, Warrants and Convertible Notes

There are no outstanding options or warrants to purchase, nor any securities convertible into, our Common shares.  Additionally, there are no shares which could be sold pursuant to Rule 144 of the Securities Act or which we have agreed to register pursuant to the Securities Act for sale by security holders.  Further, there are no common shares being, or proposed to be, publicly offered by us.

Stockholders

As of the date hereof, there are two (2) holders of record of our Common Stock. The issued and outstanding shares of our Common Stock were issued in accordance with the exemptions from registration afforded by section 4(2) of the Securities Act.  Accordingly, such security holders cannot rely upon Rule 144 for resale transactions. There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  In order to resell the securities subject to Rule 144, our company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the preceding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

Dividends

We have never paid dividends on our Common Stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to the Common Stock.  Moreover, even if it has sufficient earnings, it is not obligated to declare dividends with respect to the Common Stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

Shares Eligible for Future Sale

As of the date hereof, 10,000,000 shares of our Common Stock are issued and outstanding.  All outstanding shares of our common stock are "restricted securities" as such term is defined pursuant to Rule 144, in that such shares were issued in a private transaction not involving a public offering and may not be sold  in accordance with Rule 144.

There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  In order to resell the securities subject to Rule 144, our company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the preceding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

Sales of substantial amounts of our common stock under Rule 144, a future Registration Statement including our shares becoming effective with the SEC, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

Transfer Agent and Registrar

It is anticipated that we will act as our own transfer agent for our common stock, until a merger candidate may be identified.

PLAN OF DISTRIBUTION

There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  However, our current shareholders may be able to resell their securities subject to Rule 144 if our company ceases being a shell company, becomes subject to the Exchange Act reporting obligations, and files all required Exchange Act reports during the preceding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

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ITEM 12.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13.      FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

STALAR 5, INC.

(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

PERIOD FROM SEPTEMBER 5, 2012 (Inception) TO SEPTEMBER 30, 2012

Page*

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheet	F-2

Statement of Operations	F-3

Statement of Cash Flows	F-4

Statement of Changes in Stockholders’ Deficit	F-4

Notes to Financial Statements	F-6 to F-8

*Page F-1 follows this page 27 to this Registration Statement on Form 10-12(g).

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
STALAR 5, INC.
(A Development Stage Company)
New York, NY

We have audited the accompanying balance sheet of STALAR 5, INC. (the “Company”) as of September 30, 2012, and the related statements of operations, stockholders’ equity and cash flows for the period from September 5, 2012 (Inception) through September 30, 2012. The management of STALAR 5, INC. is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STALAR 5, INC. as of September 30, 2012, and the results of its operations and its cash flows for the period from September 5, 2012 (Inception) through September 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GZTY CPA GROUP, LLC
GZTY CPA GROUP, LLC
Metuchen, NJ 08840

October 26, 2012

F-1

STALAR 5, INC.

(A Development Stage Company)

BALANCE SHEET

SEPTEMBER 30, 2012

ASSETS
Current assets
Cash	$-

Total current assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$2,000
Due to related parties - loans payable to Officers	9,900

Total current liabilities	11,900

Total liabilities	11,900

Stockholders' equity (deficit)
Preferred stock - $0.00001 par value; 25,000,000 shares authorized; none issued or outstanding	-
Common stock - $0.00001 par value; 75,000,000 shares authorized;	100
Deficit accumulated during the development stage	(12,000)

Total stockholders' equity (deficit)	(11,900)

$-

The accompanying notes are an integral part of these financial statements.

F-2

STALAR 5, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

PERIOD FROM SEPTEMBER 5, 2012 (Inception) TO SEPTEMBER 30, 2012

September 5, 2012
(Inception) to
September 30, 2012

Revenues	$-

General and administrative expenses Organization and related expenses	12,000

12,000

Net loss	$(12,000)

Loss per common share, basic and diluted	$(0.001)

Weighted average number of common shares outstanding,basic and diluted	10,000,000

The accompanying notes are an integral part of these financial statements.

F-3

STALAR 5, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM SEPTEMBER 5, 2012 (Inception) TO SEPTEMBER 30, 2012

September 5, 2012
(Inception) to
September 30, 2012

Cash flows from operating activities:
Net loss	$(12,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Increases (decreases) in cash flows from operating activities resulting from changes in:
Accounts payable and accrued expenses	2,000

Net cash used in operating activities	(10,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	100
Loans from Officers	9,900

Net cash provided by financing activities	10,000

Net increase in cash	-

Cash at beginning of period	-

Cash at end of period	$-

The accompanying notes are an integral part of these financial statements.

F-4

STALAR 5, INC.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Deficit
			Accumulated
			During
			Development
	Shares	Amount	Stage	Total

Shares issued at inception, September 5, 2012	10,000,000	$100	$-	$100

Net loss for September 5, 2012 to September 30, 2012	-	-	(12,000)	(12,000)

Balance, September 30, 2012	10,000,000	$100	$(12,000)	$(11,900)

The accompanying notes are an integral part of these financial statements.

F-5

STALAR 5, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

NOTE A – ORGANIZATION OF THE COMPANY AND GOING CONCERN

Organization of the Company

Stalar 5, Inc. (‟the Company‟), was incorporated in the State of Delaware on September 5, 2012. The Company, which is in the development stage, is a “shell company”, because it has no or nominal assets, and no or nominal operations. The Company was formed to pursue a business combination with an operating private company, foreign or domestic, seeking to become a reporting, “public” company. No assurances can be given that the Company will be successful in locating or negotiating with any target company.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. The Company, however, has minimal assets and working capital and lacks a sufficient source of revenues, which raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern and to realize its assets and to discharge its liabilities is dependent upon the Company’s management to securing a business combination. Management intends to fund working capital requirements for the foreseeable future and believes that the current business plan if successfully implemented may provide the opportunity for the Company to continue as a going concern. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – Development Stage Company

The Company has not earned any revenue since its inception. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in the FASB Codification Topic 915. Among the disclosures required by the FASB Codification Topic 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on September 30.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations. At times, balances may exceed insured limits. For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

F-6

STALAR 5, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(Continued)

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Income taxes are calculated using the asset and liability method, under which deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is primarily dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In determining the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns, judgment is required.

Interest and penalties related to unrecognized tax benefits will be recognized in the financial statements as a component of the income tax provision. Significant judgment is required to evaluate uncertain tax positions. The Company will evaluate its uncertain tax positions on a quarterly and annual basis. The evaluations are based upon a number of factors, including changes in facts or circumstances, changes in tax law, correspondence with tax authorities during the course of audits and effective settlement of audit issues. Changes in the recognition or measurement of uncertain tax positions could result in material increases or decreases in the Company’s income tax expense in the period in which the change is made.

Loss Per Share

The Company uses Topic 260 “Earnings Per Share”, for calculating the basic and diluted loss per share. The Company computes basic loss per share by dividing net loss and net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive. The Company does not have any common stock equivalents.

Fair Value Measurements

Generally accepted accounting principles ("GAAP") define fair value, provide guidance for measuring fair value and require certain disclosures.  GAAP utilizes a fair value hierarchy which is categorized into three levels based on the inputs to the valuation techniques used to measure fair value.  These principles discuss valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost).  These principles provide for a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

Level 5:  Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:  Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:   Unobservable inputs that reflect the Company's assumptions.

The Company’s financial instruments consist of accounts payable and accrued expenses and loans payable – Officers. The carrying value approximates fair value due to the short maturity of these instruments.

F-7

STALAR 5, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(Continued)

NOTE C - PREFERRED STOCK

The Company’s Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of preferred stock. As of September 30, 2012 there was no preferred stock outstanding. The Board of Directors, without the requirement of shareholder approval, can issue preferred shares with dividend, preferences, liquidation, conversion, voting and other rights which could adversely affect the voting power or other rights of the holders of common stock.

NOTE D – INCOME TAXES

As of September 30, 2012 there are loss carryforwards for Federal income tax purposes of approximately $12,000, available to offset future taxable income. The carryforwards begin to expire in 2028. The Company does not expect to incur a Federal income tax liability in the foreseeable future. As of September 30, 2012 the Company had a deferred tax asset amounting to approximately $4,000. Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly, the deferred tax asset has been fully offset by a valuation allowance of the same amount.

Certain provisions of the tax law may limit net operating loss carryforwards available for use in any given year in the event of a significant change in ownership.

NOTE E – RECENT ACCOUNTING PRONOUNCEMENTS

Recent pronouncements issued by FASB or other authoritative standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

NOTE F - RELATED PARTY BALANCES AND TRANSACTIONS

Equity Transaction

In September 2012, the Company issued 10,000,000 shares of common stock to two officers, whom are directors, for total proceeds of $100.

Loans Payable – Officers

The two officers, whom are directors of the Company, have advanced funds to the Company to cover cash requirements. The loan is unsecured and is payable on demand with interest at the prime rate of 3.25% at September 30, 2012.

F-8

ITEM 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15.      FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13.

Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation*
3.2	By-Laws*
3.3	Specimen Stock Certificate*
10.1	Form of Subscription Agreement*
14.1	Code of Financial Conduct, Business Conduct and Ethics *
23.1	Consent of Independent Registered Public Accounting Firm*

______________

* Filed herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STALAR 5, INC.

Date: December 28, 2012	By:	/s/Steven R. Fox
Name: Steven R. Fox Title: President and CEO

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INDEX TO EXHIBITS

Exhibit Number	Description	Page

3.1	Certificate of Incorporation*	30
3.2	By-Laws*	32
3.3	Specimen Stock Certificate*	46
10.1	Form of Subscription Agreement*	48
14.1	Code of Financial Conduct, Business Conduct and Ethics*	49
23.1	Consent of Independent Registered Public Accounting Firm*	54

* Filed herewith

30